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                                SPORTSTRAC, INC.

                 675,000 Shares of Common Stock, $.01 par value
                                   per share

                             UNDERWRITING AGREEMENT

                                                   , 1997


IAR Securities Corp.
As Representative of the
 Several Underwriters
99 Wall Street
New York, New York 10005

Ladies and Gentlemen:

         Sportstrac, Inc., a Delaware corporation (the "Company"), confirms its agreement with IAR Securities Corp. ("IAR") and each of the other underwriters named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section
12), for whom IAR is acting as representative (in such capacity, IAR shall hereinafter be referred to as the "Representative"), with respect to the proposed sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company's common stock, par value $.01 per share (the "Common Stock") set forth in said
Schedule I, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of the additional shares of Common Stock for the purpose of covering over-allotments, if any. The aforesaid 675,000 shares of Common Stock (the "Firm Securities") and all or any part of the 101,250 shares of Common Stock subject to the option described in Section 3(b) hereof (the "Option Securities") are hereinafter collectively referred to as the "Securities." The Company also proposes to issue and sell to the Representative warrants (the "Representative's Warrants") pursuant to the Representative's Warrant Agreement (the "Representative's Warrant Agreement") for the purchase of an aggregate of 67,500 additional shares of Common Stock. The shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter sometimes referred to as the "Warrant Shares." The Common Stock and the Warrant Shares are more fully described in the Registration Statement and the Prospectus referred to below.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof, and as of the Closing Date (as defined in subsection 3(c) hereof) and the Option Closing Date (as defined in Subsection 3(b) hereof, if any, as follows:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement, and an amendment or amendments thereto, on Form SB-2 (No. 333-1634), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"),

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which Registration Statement and amendment or amendments and Preliminary
Prospectuses have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. The Company will promptly file a further amendment to said Registration Statement in the form heretofore delivered to the Underwriters and will not, before the Registration Statement becomes effective (the "Effective Date"), file any other amendment thereto unless the Underwriters shall have consented thereto after having been furnished with a copy thereof. Except as the context may otherwise require, such Registration Statement, as amended, on file with the Commission at the time the Registration Statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement" and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Exchange Act, as applicable.

                  (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or part thereof and no proceedings for a stop order have been instituted or are pending or, to the best knowledge of the Company, threatened. Each of the Preliminary Prospectus, the Registration Statement and Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus.

                  (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Option Closing Date (as defined in Subsection 3(c) hereof, if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all material statements which are required to be stated therein in compliance with the Act and the Rules and Regulations, and will in all material respects conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement or the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information

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supplied to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                  (d) The Company and its subsidiaries have been duly authorized and are validly existing as corporations in good standing under the laws of the states of their respective incorporation. Except as set forth in the Registration Statement or the Prospectus, the Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company and its subsidiaries are duly qualified and licensed and in good standing as foreign corporations in each jurisdiction in which their ownership or leasing of properties or the character of their operations require such qualification or licensing. Except as set forth in the Prospectus, the Company does not, directly or indirectly own any equity securities in any other company. The Company and its subsidiaries have all requisite power and authority (corporate and other), and have obtained any and all necessary applications, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease their properties and conduct their business as described in the Prospectus; the Company and its subsidiaries are and have been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operation of any of the Company or its subsidiaries. The disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state, local, and foreign laws, rules and regulations on the businesses of the Company and its subsidiaries as currently conducted and as contemplated are correct in all respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, under "Capitalization" and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and except as set forth in the Prospectus neither the Company nor any of its subsidiaries is a party to or are bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Securities, the Representative's Warrants, and the Warrant Shares and all other securities issued or issuable by the Company conform, or when issued and paid for will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company and its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or any of its subsidiaries, or similar contractual rights granted by the Company or any of its subsidiaries. The Common Stock and the Representative's

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Warrants to be issued and sold by the Company hereunder and the Warrant Shares issuable upon exercise of the Representative's Warrants, are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any personal liability solely by reason of being such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities, the Representative's Warrants, and the Warrant Shares has been duly and validly taken; and the certificates representing the Common Stock, the Representative's Warrants, and the Warrant Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Common Stock to be sold by the Company hereunder, the Underwriters will acquire good and marketable title to such Common Stock free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

                  (f) The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. There has been no material adverse change or development involving a prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business, or results of operation of any of the Company, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company, conform in all respects to the descriptions thereof contained in the Registration Statement and in the Prospectus.


                  (g) The Company and each of its subsidiaries (i) have paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and taxes payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, and has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

                  (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriters of the Securities from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

                  (i) The Company and each of its subsidiaries maintain insurance of the types and in the amounts which they reasonably believe to be adequate for their businesses, all of which insurance is in full force and effect.

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                  (j) Except as disclosed in the Prospectus, there is no
action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company or its subsidiaries which (i) questions the validity of the capital stock of the Company or any of its subsidiaries or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects), or (iii) might materially and adversely affect the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company or its subsidiaries.

                  (k) The Company has full legal right, power and authority to enter into this Agreement, the Representative's Warrant Agreement and the Consulting Agreement (as defined in Section 7(n) hereof) and to consummate the transactions provided for in such agreements; and this Agreement, the Representative's Warrant Agreement and the Consulting Agreement have each been duly and properly authorized, executed and delivered by the Company. Each of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement, constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution or delivery of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (i) the articles of incorporation or by-laws of the Company, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject to any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of their respective activities or properties.

                  (l) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the

                                       5

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performance of this Agreement and the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Securities to be sold by the Company hereunder.

                  (m) All executed material agreements or copies of executed material agreements filed as exhibits to the Registration Statement to which the Company or any of its subsidiaries are a party or by which any of them may be bound or to which any of their respective assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and/or its subsidiaries, and constitute the legal, valid and binding agreements of the Company or a subsidiary of the Company, as the case may be, enforceable against them in accordance with their respective terms. The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form SB-2 and there are no contracts or other documents which are required by the Act to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement which are not described or filed as required, and the Exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.


                  (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of its subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money,
(ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

                  (o) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any of its subsidiaries are a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets (tangible or intangible) of the Company or any of its subsidiaries are subject or affected.

                  (p) The Company and its subsidiaries have generally enjoyed satisfactory employer-employee relationships with their employees and are in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or to the Company's best knowledge of any of its subsidiaries, by the U.S. Department of Labor, or any other governmental or foreign agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or to the Company's best knowledge of its subsidiaries, pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or to the Company's best knowledge of its subsidiaries, or any predecessor entity of any of them, and none has ever occurred. No representation question

                                       6

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exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the best knowledge of the Company, is imminent; and the Company and its subsidiaries are not aware (having made no independent investigation for purposes of this statement) of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company or any of its subsidiaries.

                  (q) Since its inception, neither the Company nor any of its subsidiaries has incurred any material liability arising under or as a result of the application of the provisions of the Act.

                  (r) Neither the Company nor any of its subsidiaries maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any of its subsidiaries maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. Neither the Company nor any of its subsidiaries have completely or partially withdrawn from a "multi-employer plan."

                  (s) The Company and to the Company's best knowledge its subsidiaries are not (nor the manner in which any of them conducts their business or proposes to conduct their business) in violation of any domestic or foreign laws ordinances or governmental rules or regulations to which they may be subject.

                  (t) Except as provided for in the Registration Statement and Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any Registration Statement to be filed by the Company within eighteen (18) months of the date hereof or to require the Company to file a Registration Statement under the Act during such eighteen (18) month period.

                  (u) None of the Company, nor any of its respective employees, officers, directors, stockholders or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                  (v) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has any patents, patent applications, trademarks, service marks, trade names and

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copyrights, and licenses and rights to the foregoing, which are in dispute so far as known by the Company or are in any conflict with the right of any other person or entity. To the best of the Company's knowledge, except as disclosed in the Prospectus, (i) the Company and each of its subsidiaries owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all trademarks used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and (ii) except as set forth in the Prospectus, neither the Company nor any of its subsidiaries is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                  (w) The Company and each of its subsidiaries owns and has the unrestricted right to use all trade secrets know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual properly") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by it, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company or any subsidiary of the Company, as the case may be, or their respective employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company or any of its subsidiaries. The Company and its subsidiaries are not aware of any such development of similar or identical trade secrets or technical information by others.

                  (x) The Company and each of its subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all the intellectual property.

                  (y) The Company and each of its subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

                  (z) Holtz Rubenstein & Co., LLP, independent certified public accountants, whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

                  (aa) On or before the Effective Date of the Registration Statement, the Company shall cause to be duly executed legally binding and enforceable agreements pursuant to which each of the Company's officers, directors and 5% or greater shareholders, or any person or entity deemed to be an affiliate of the Company pursuant to the Rules and Regulations, has agreed not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber any of their shares of

Common Stock or any of their options, warrants or other securities exercisable for or convertible into or exchangeable for Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period of not less than 24 months following such Effective Date without the prior written consent of the Representative. The Company will cause the Transfer Agent, as defined below, to mark an appropriate legend on the face of stock certificates representing all of such shares of Common Stock.

                  (bb) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, employees or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers Inc. ("NASD").

                  (cc) The Securities have not been approved for quotation on the SmallCap Market of the Nasdaq Stock Market.

                  (dd) None of the Company or any of its subsidiaries, nor any of its respective officers, employees agents or any other person acting on behalf of the Company or any of its subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries, in connection with any actual or proposed transaction) which (a) might subject the Company or any of its subsidiaries, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company or any its subsidiaries, or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or any of its subsidiaries. The internal accounting controls of the Company and its subsidiaries are sufficient to cause the Company and its subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

                  (ee) Except as set forth in the Prospectus, no officer, director or stockholder of the Company or any of its subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any such person or entity or the Company or any of its subsidiaries, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its subsidiaries, or (B) purchases from or sells or furnishes to the Company or any of its subsidiaries any goods or services, or
(ii) a beneficiary interest in any contract or agreement to which the Company or any of its subsidiaries are a party or by which any of them may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions,"

there are no
existing material agreements, arrangements, understandings or transactions, or proposed material agreements, arrangements, understandings or transactions, between or among the Company or any of its subsidiaries, and any officer, director, or principal stockholder of the Company or any of its subsidiaries, or any affiliate or associate of any such person or entity.

                  (ff) Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters' counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  (gg) Neither the Company nor any of its subsidiaries has entered into any employment agreements, except as described in the Prospectus.

                  (hh) The Company has granted the Underwriter and its counsel access to all material agreements entered into by the Company or any of its subsidiaries.

         2.       [Intentionally omitted]

         3. Purchase, Sale and Delivery of the Securities and Representative's Warrants.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per Share as set forth below in subsection (c), that proportion of the number of Firm Securities set forth in Schedule I opposite the name of such Underwriter, as bears to the total number of Firm Securities, subject to such adjustment as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional numbers of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof.

                  (b) In addition, on the basis of the representations, warranties, covenants and agreements, herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 101,250 shares of Common Stock at the price per share set forth below in subsection (c). The option granted hereby will expire 30 days after the date of this Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the

Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Date, as hereinafter defined, unless otherwise agreed to between the Representative and the Company. In the event such option is exercised, each of the Underwriters, acting severally and not jointly, shall purchase that percentage of the total number of Option Securities then being purchased which the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. Nothing herein contained shall obligate the Underwriters to purchase any over-allotments. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

                  (c) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of the Representative, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00
a.m. (New York City time) on          , 1997 or at such other time and date as
shall be agreed upon by the Representative and the Company but not less than three (3) nor more than ten (10) business days after the Effective Date of the Registration Statement (such time and date of payment and delivery being hereafter called "Closing Date"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for such Option Securities shall be made at the above mentioned office of the Representative or at such other place as shall be agreed upon by the Representative and the Company on each Option Closing Date as specified in the notice from the Representative to the Company. Delivery of the certificates for the Firm Securities and the Option Securities, if any, shall be made to Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price for the Firm Securities and the Option Securities, if any, to the order of the Company by New York Clearing House funds. Certificates for the shares of Common Stock underlying the Firm Securities and the Option Securities, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Representative may request in writing at least two (2) business days prior to Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the shares of Common Stock underlying the Firm Securities and the Option Securities, if any, shall be made available to the Underwriters at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

                  The purchase price per share of Common Stock to be paid by the Underwriters, severally and not jointly, to the Company for the Securities purchased hereunder will be the same for each share sold, and will be $5.40. The Company shall not be obligated to sell any Securities hereunder unless all

Firm Securities to be sold by the Company are purchased hereunder. The Company agrees to issue and sell 675,000 shares to the Underwriters and the Company agrees to issue and sell up to an aggregate of 101,250 shares of Common Stock to cover over-allotments.

                  (d) On Closing Date, the Company shall issue and sell to the Representative, Representative's Warrants at a purchase price of $67.50, which shall entitle the holders thereof to purchase an aggregate of 67,500 shares of Common Stock. The Representative's Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the Effective Date of the Registration Statement at initial exercise prices equal to $9.90 per share. The Representative's Warrant Agreement and form of Warrant Certificates shall be substantially in the form filed as an Exhibit to the Registration Statement. Payment for the Representative's Warrants shall be made on the Closing Date.

         4. Public Offering of the Securities. As soon after the Registration Statement becomes effective as the Representative deems advisable, the Underwriters shall make a public offering of the Securities (other than to residents of or in any jurisdiction in which qualification of the Securities is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the Securities has been completed to such extent as the Representative, in its sole discretion deems advisable.

         5. Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

                  (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the Effective Date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Exchange Act before termination of the offering of the Securities by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

                  (b) As soon as the Company or any of its subsidiaries are advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution or proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.

                  (c) The Company shall file the Prospectus (in form and substance satisfactory to the Representative) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Representative pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the Effective Date of the Registration Statement.

                  (d) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), will furnish the Representative and its counsel with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Representative or its counsel shall object.

                  (e) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.


                  (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be reasonably satisfactory to Underwriters' counsel, and the Company will furnish to the Underwriters a sufficient number of copies of such amendment or supplement.

                  (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the Effective Date of the Registration Statement.

                  (h) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports (if requested by the Representative) of earnings, and will deliver to the Representative:

                           (i) concurrently with furnishing such quarterly
reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company' s principal financial or accounting officer;

                           (ii) concurrently with furnishing such annual
reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations,

stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent public accountants;

                           (iii) as soon as they are available, copies of all
reports (financial or other) mailed to stockholders;

                           (iv) as soon as they are available, copies of all
reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

                           (v) every press release and every material news item
or article of interest to the financial community in respect of the Company or any of its subsidiaries or their respective affairs which is intended for release by the Company; and

                           (vi) any additional information of a public nature
concerning the Company or any of its subsidiaries, and any future subsidiaries or their respective businesses which the Representative may reasonably request.

         During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (i) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

                  (j) The Company will furnish to the Representative or on the Representatives's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the Effective Date of the Registration Statement, in each case as soon as available and in such quantities as the Representative reasonably request.

                  (k) Except for the offering contemplated by this Agreement, for a period of 24 months from the Effective Date of the Registration Statement none of the Company, its officers or directors, or holders of 5% or more of the Company's securities, including options, warrants and other like rights, prior to the Effective Date, or any person or entity deemed to be an affiliate of the Company pursuant to the Rules and Regulations, will, directly or indirectly, issue, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein without the prior written consent of the Representative (the "Lockup"). On or before the Effective Date of the Registration Statement, the Company shall cause to be duly executed legally binding and enforceable agreements pursuant to which each of persons enumerated in the preceding sentence who are subject to the Lock-up, has agreed to be bound by the Lock-up. During the 24 month period commencing with the Effective Date of the Registration Statement, the Company shall issue no shares of capital stock, or securities convertible into or exchangeable for shares of Common Stock, except (i) shares issuable upon the exercise of options or warrants referred to in the Registration Statement or in conformity and compliance with the terms of this Agreement (including without limitation an aggregate of 480,000 shares of Common Stock pursuant to options which may be granted under the Company's stock option plan) or (ii) in connection with any acquisition from, or business combination with, an unaffiliated entity.

                  (l) None of the Company or any of its subsidiaries, nor any of their respective officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, stabilization or manipulation of the price of any securities of the Company.

                  (m) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used directly or indirectly to acquire any securities issued by the Company.

                  (n) The Company shall timely file all such reports, forms or other documents as may be required (including but not limited to a Form SR as may be required pursuant to Rule 463 under the Act) from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

                  (o) The Company shall furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 7(j) hereof.

                  (p) The Company shall cause the Securities to be quoted on the SmallCap Market of the Nasdaq Stock Market at such time as the Securities are accepted for listing.

                  (q) For a period of three (3) years from the Closing Date,

the Company shall furnish to the Representative at the Company's sole expense,
(i) daily consolidated transfer sheets relating to the Common Stock; (ii) a list of holders of Common Stock upon the Representative's reasonable requests; and (iii) a list of the securities positions of participants in the Depository Trust Company.

                  (r) For a period of five (5) years commencing during fiscal 1997 the Representative has right to appoint a director or representative to the Company's Board of Directors. In the event the Representative does not designate a member to be elected as a director, the Company shall notify the Representative of each meeting of the Board. An individual selected by the Representative shall be permitted to attend all meetings of the Board and to receive all notices and other correspondence and communications sent by the Company to members of the Board. The Company shall reimburse the Representative's designee for his or her out-of-pocket expenses reasonably incurred in connection with his or her attendance at the Board meetings.

                  (s) For a period equal to the lesser of (i) seven (7) years from the date hereof, and (ii) the sale to the public of the Warrant Shares, the Company will not take any action or actions which may prevent or disqualify the Company's use of Forms S-1 or, if applicable, S-2 and S-3 (or other appropriate form) for the registration under the Act of the Warrant Shares.

                  (t) Intentionally omitted.

                  (u) Intentionally omitted.

                  (v) On or before the Effective Date of the Registration Statement, retain or make arrangements to retain a financial public relations firm reasonably satisfactory to the Representative which shall be continuously engaged from such engagement date to a date twenty-four months from Closing Date.

                  (w) As soon as practicable, but in no event more than 30 business days from the Effective Date of the Registration Statement, (i) file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Company's securities and (ii) take all necessary and appropriate actions to be included in Standard and Poor's Corporation

Descriptions and Moody's OTC Manual and to continue such inclusion for a period of not less than five (5) years.

                  (x) The Company shall furnish to the Representative, within ninety (90) days following the Option Closing Date, three (3) bound volumes of all papers and documents utilized in the public offering.

                  (y) Following the Effective Date of the Registration Statement, the Company shall, at its sole cost and expense, prepare and file such blue sky trading applications with such jurisdictions as the Representative may reasonably request after consultation with the Company.


                  (z) The Company shall not amend or alter any term of any written employment agreement, if any, between the Company and any executive officer or director, during the term thereof, in a manner more favorable to such employee or director, without the express written consent of the Representative.

                  (aa) The Company shall engage the Company's legal counsel to deliver to the Representative a memorandum detailing those states in which the shares of Common Stock and Redeemable Warrants of the Company may be traded in non-issuer transactions under the Blue Sky laws of the fifty states ("Secondary Market Trading Memorandum"). The initial Secondary Market Trading Memorandum shall be delivered to the Representative on the Effective Date of the Registration Statement, which Memorandum shall be updated on the first anniversary of the Effective Date. The Company will have its counsel prepare and file a secondary trading application in each state, if required in such state and if the Company meets the requirements for such application to be approved, at the request of the Representative.

                  (bb) The Company shall not release any press releases for a period of 90 days after the Effective Date of the Registration Statement without the prior approval of the Underwriter and its counsel.

         6.       Payment of Expenses.

                  (a) The Company hereby agrees to pay on each of Closing Date and the Option Closing Date (to the extent not paid at Closing Date) all expenses and fees (other than fees of counsel to the Underwriters, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery of this Agreement, the Agreement Among Underwriters, Underwriters Questionnaires, the Selected Dealer Agreements and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Securities including any transfer or other taxes payable thereon, (iv) the qualification of the Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and disbursements and fees of counsel in connection therewith,
(v) advertising costs and expenses, including but not limited to costs and expenses in connection with the "road show", information meetings and presentations, bound volumes and prospectus memorabilia, (vi) costs and expenses in connection with due diligence investigations, including but not limited to the fees of any independent counsel or consultant retained, (vii) fees and expenses of the Transfer Agent, (viii) applications for assignments of a rating of the Securities by qualified rating agencies, (ix) the fees payable to the NASD, and (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market and any other exchange.

                  (b) If this Agreement is terminated by the Representative in accordance with the provisions of Section 7, Section 11 or Section 13, the Company shall reimburse and indemnify the Underwriters for all of their out-of-pocket expenses.

                  (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 6, it will pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Securities, $121,500 of which has been paid to date to the Representative. The Company will pay the remainder on the Closing Date by certified or bank cashier's check or, at the election of the Underwriter, by deduction from the proceeds of the offering contemplated herein. In the event the Representative elects to exercise the over-allotment option described in Section 3(b) hereof, the Company further agrees to pay to the Representative on the Option Closing Date (by certified or bank cashier's check or, at the Representatives's election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Option Securities.

         7. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of each of its or his covenants and obligations hereunder and to the following further conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and

Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

                  (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) On or prior to the Closing Date, the Representative shall have received the favorable opinion of Bernstein & Wasserman, LLP, counsel to the Company, addressed to the Representative and in form and substance reasonably satisfactory to the Representative's Counsel, to the effect that:

                           (i) the Company and each of its subsidiaries (A) has
been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction, (B) with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and (C) is qualified as a foreign corporation in each state in which its ownership of property or its conduct of business requires such qualification and where the failure to so qualify would have a material adverse effect on its business;

                           (ii) to the best of such counsel's knowledge, the
Company owns, directly or indirectly no subsidiaries except as disclosed in the Prospectus;

                           (iii) except as described in the Prospectus, to the
best knowledge of such counsel, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity;

                           (iv) the Company has duly authorized, issued and
outstanding 15,000,000 shares of Common Stock, $.01 par value, of which 2,904,000 shares are issued and outstanding, and 100,000 shares of preferred stock, of which no shares are issued and outstanding, as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization". All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and contain no pre-emptive rights; the Securities have been duly and validly authorized, and upon issuance thereof and payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will not be subject to pre-emptive rights of any shareholder of the Company.

                           (v) to the best of such counsel's knowledge the
Registration Statement is effective under the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened or contemplated under the Act and the Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Act and Rules and Regulations thereunder, and such counsel has no reason to believe and based upon a certificate of the Company's officer's has received no notice to the effect that either the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except that no opinion need be expressed as to financial statements contained in the Registration Statement or Prospectus); and such counsel is familiar with all contracts referred to in the Registration Statement or Prospectus and such contracts are sufficiently summarized or disclosed therein or filed as exhibits thereto as required, and to the best knowledge of counsel, there are no material contracts required to be summarized or disclosed or filed, nor to the best of such counsel's knowledge are there any legal or governmental proceedings pending or threatened to which the Company is the subject which are required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

                           (vi) to the best of such counsel's knowledge the
Company has full legal right, power and authority to enter into each of this Agreement, the Representative's Warrant Agreement, the Warrant Agreement, and the Consulting Agreement, and to consummate the transactions provided for therein; and each of this Agreement, the Representative's Warrant Agreement, the Warrant Agreement and the Consulting Agreement has been duly authorized, executed and delivered by the Company. This Agreement, the Representative's Warrant Agreement and the Consulting Agreement, assuming due authorization, execution and delivery by each other party thereto and further assuming that they are valid and binding agreements of the Underwriters and the Representative, so as the case may be, constitute legal, valid and binding agreements of the Company enforceable as against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

                           (vii) to the best of such counsels knowledge no
consent, approval, authorization or order, and no filing with, any court,

regulatory body, government agency or other body, domestic or foreign, (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the performance of the Agreement, the Representative's Warrants, the Warrant Agreement and the Consulting Agreement, and the transactions contemplated thereby;

                           (viii) the Securities have not been accepted for
quotation on the Nasdaq SmallCap Market of the Nasdaq Stock Market;

                           (ix) to the best of such counsel's knowledge, the
minute books of the Company and each of its subsidiaries has been made available to Underwriters' counsel and to the best of such counsel's knowledge contain a complete summary of all meetings and actions of their respective directors and stockholders since the time of their respective incorporations and reflect all transactions referred to in such minutes accurately in all respects.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Representative's counsel) of other counsel reasonably acceptable to Representative's counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and each of its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Representative's counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriters and they are justified in relying thereon.

         At each Option Closing Date, if any, the Representative shall have received the favorable opinion of Bernstein & Wasserman, counsel to the Company, dated the Option Closing Date, addressed to the Representative and in form and substance satisfactory to Underwriter's counsel confirming as of Option Closing Date the statements made by Bernstein & Wasserman in their opinion delivered on the Closing Date.

                  (d) Intentionally omitted.

                  (e) On or prior to each of the Closing Date and the Option Closing Date, Underwriters' counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (b) of this Section 7, or in order to evidence the accuracy, completeness or satisfaction of any of the representation, warranties or conditions herein contained.

                  (f) On or prior to each of the Closing Date and the Option Closing Date, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

                  (g) Prior to each of Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects or the business activities of the Company or any of its subsidiaries, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of it's subsidiaries, from the latest date as of which the financial condition of the Company and its subsidiaries are set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) neither the Company nor any of its subsidiaries shall be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or to its knowledge threatened against the Company or any of its subsidiaries, or affecting any of their respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company or any of its subsidiaries, except as set forth in the Registration Statement and Prospectus; and (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

                  (h) At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                           (i) The representations and warranties of the
Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                           (ii) No stop order suspending the effectiveness of
the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, are contemplated or threatened under the Act;

                           (iii) The Registration Statement and the Prospectus
and each amendment and each supplement thereto, if any, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and neither the Preliminary Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                           (iv) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries, shall have incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent. Neither the Company nor any of its subsidiaries have paid or declared any dividends or other distributions on their capital stock; or have entered into any transactions not in the ordinary course of business. There shall not have been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company or any of its subsidiaries; neither the Company nor any of its subsidiaries shall have sustained any material loss or damage to its property or assets, whether or not insured; there shall not be any litigation which is pending or threatened against the Company or any of its subsidiaries which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and there shall not have occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

         References to the Registration Statement and the Prospectus in this subsection (h) are to such documents as amended and supplemented at the date of such certificate.

                  (i) By the Closing Date, the Underwriters shall have received clearance from NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

                  (j) At the time this Agreement is executed, the Representative shall have received a letter, dated such date, addressed to the Representative in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative and Representative's Counsel, from Holtz Rubenstein & Co., LLP, independent certified public accounts:

                           (i) confirming that they are independent public
accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

                           (ii) stating that it is their opinion, the
consolidated financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Underwriters may rely upon the opinion of Lazar, Levine & Co., LLP, independent certified public accountants, with respect to the financial statements and supporting schedules included in the Registration Statement;

                           (iii) stating that, on the basis of a limited review
which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company and its subsidiaries, consultations with officers and other employees of the Company and its subsidiaries responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five (5) days prior to the Effective Date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any decrease in the stockholders' equity or net current assets or net assets of the Company or any of its subsidiaries as compared with amounts shown in the Company's balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from December 31, 1996 to a specified date not more than five (5) days prior to the Effective Date of the Registration Statement, there was any decrease in net revenues, net earnings or net earnings per common share of the Company, in each case as compared with the corresponding period, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                           (iv) setting forth, at a date not later than five
(5) days prior to the Effective Date of the Registration Statement, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable to banks);

                           (v) stating that they have compared specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                           (vi) stating that they have not during the
immediately preceding five (5) year period brought to the attention of the Company's management any "weakness", as defined in Statement of Auditing Standard No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit, " in the Company' s internal controls; and

                           (vii) Intentionally omitted.

                           (viii) statements as to such other matters incident
to the transaction contemplated hereby as the Underwriters may reasonably request.

                  (k) On the Closing Date, and each Option Closing Date, if any, the Underwriters shall have received from Holtz Rubenstein & Co., LLP, independent certified public accountants, a letter, dated as of the Closing Date, and each Option Closing Date, if any, to the effect that they reaffirm that statements made in the letter furnished pursuant to Subsection (j) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Date and each Option Closing Date, if any, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (j) of this Section with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

                  (l) On each of Closing Date and Option Closing Date, if any, there shall have been duly tendered to the Representative for the several Underwriters' accounts the appropriate number of Securities.

                  (m) No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to subsection (e) of
Section 5 hereof shall have been issued on either the Closing Date or the

Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated.

                  (n) On or before the Closing Date the Company shall have (i) executed and delivered to the Representative the consulting agreement and mergers and acquisition agreement, substantially in the form as filed as Exhibits to the Registration Statement (the "Consulting Agreement") and (ii) paid to the Representative $100,000 representing the three year retainer fee pursuant to the Consulting Agreement.

         If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         8.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each of the Underwriters (including specifically each person who may be substituted for an Underwriter as provided in Section 12 hereof) and each person, if any, who controls any Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of Common Stock of the

Company issued or issuable upon exercise of the Underwriters's Warrants; or
(iii) in any application or other document or written communication (in this Section 8 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. The indemnity agreement in this subsection
(a) shall be in addition to any liability which the Company may have at common law or otherwise.

                  (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering; provided, further, that the liability of each Underwriter to the Company under this Section 8(b) shall be limited to the product of the Underwriter's discount or commission and the number of Securities sold by such Underwriter hereunder. The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8. notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties or the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 8 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided however, that such consent was not unreasonably withheld.

                  (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 8 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified parties the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         9. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the date of execution of this Agreement, the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters.

         10.      Effective Date.

                           (a) This Agreement shall become effective at 10:00
a.m., New York City time, on the next full business day following the Effective Date of the Registration Statement, or at such earlier time after the Registration Statement becomes effective as the Underwriter, in its discretion, shall release the Securities for the sale to the public, provided, however that the provisions of Sections 6, 8 and 11 of this Agreement shall at all times be effective. For purposes of this Section 10, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

         11.      Termination.

                           (a) Subject to subsection (b) of this Section 11,
the Representative shall have the right to terminate this Agreement, (i) if any calamitous domestic or international event or act or occurrence has materially disrupted or in the Representative's opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or (vi) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Securities; or (vii) if there shall have been such material adverse change in the conditions or prospects of the Company, or such material adverse general market conditions or such material adverse market conditions concerning the trading of the Securities as in the Representative's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities.

                  (b) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 6 and Section 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         12. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7, Section 11 or
Section 13 hereof) to purchase the Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:


                           (a) if the number of Defaulted Securities does not
exceed 10% of the total number of Firm Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                           (b) if the number of Defaulted Securities exceeds
10% of the total number of Firm Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

                  In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         13. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date), the Representative may at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' several obligations to purchase Securities from the Company on such date, without any liability on the part of any non-defaulting party other than pursuant to Section 6 and Section 8 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         14. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at its offices of IAR Securities Corp. 99 Wall Street, New
York, New York, Attention: Syndicate Department. Notices to the Company shall be directed to the Company at 6900 E. Belleview Avenue, Suite 200, Englewood Colorado 80111.

         15. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 8 hereof and their respective successors, heirs, legal representatives and assigns, and their respective successors, heirs, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         16. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                           Very truly yours,

                                           SPORTSTRAC, INC.


                                      By:  ___________________________
                                           Marc Silverman, President

         Confirmed and accepted as of the date first above written.

         IAR SECURITIES CORP. For itself and as Representative of the other Underwriters named in Schedule A hereto.

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


By:_____________________________


Name: __________________________                Title: _______________________

                                   SCHEDULE A


Number of Firm Securities to be Purchased: 675,000 shares of Common Stock, $.01 par value per share.

Name of Underwriters:

         IAR Securities Corp.


                                       32